Exhibit 99.1

Ore Pharmaceuticals Reports Fourth Quarter and Full Year 2007 Financial Results

Drug Repositioning and Development Now Company Focus

GAITHERSBURG, Md.--(BUSINESS WIRE)--Ore Pharmaceuticals Inc. (NASDAQ:ORXE) today reported financial results for the fourth quarter and year ended December 31, 2007.

Strategic Update and 2007 Highlights:

Throughout 2007, Ore Pharmaceuticals continued its transformation into a drug repositioning and development company. The Company applies its proprietary know-how in integrative pharmacology to identify new therapeutic uses for drug candidates discontinued in development for reasons other than safety. The most recent step in this transformation was the completion in December 2007 of the sale of the Company’s Genomics Assets to Ocimum Biosolutions Ltd.

Effective December 14, 2007, the Company changed its name from Gene Logic Inc. to Ore Pharmaceuticals Inc.

Ore Pharmaceuticals’ proprietary indication seeking program consists of both comprehensive biological screening techniques and extensive genomics assets developed and commercialized previously by Millennium Pharmaceuticals and Gene Logic, respectively. The Company employs its indication seeking program to build its own proprietary drug development pipeline and to provide pipeline enrichment to Ore Pharmaceuticals’ drug repositioning partners. The Company intends to earn revenue by:

  Monetizing its proprietary pipeline candidates by out-licensing, partnering, or through development collaborations.
  Earning milestones and royalties on drug candidates the Company repositions and that its partners elect to reinstate to their development pipelines.

The Company has eight drug repositioning partnerships with pharmaceutical companies. Its partners include Pfizer, Hoffmann-La Roche, NV Organon, Abbott Laboratories, H. Lundbeck, Merck-Serono, and Solvay.

Ore Pharmaceuticals also owns commercial rights to a clinical-stage small molecule drug candidate, GL1001. Using its proprietary indication seeking program, the Company has demonstrated potential efficacy for GL1001 for treating inflammatory bowel disease (IBD) and other inflammatory gastrointestinal conditions. The Company is conducting further testing and development of the compound while also seeking a partner for the clinical development and commercialization of GL1001.

During 2007 Ore Pharmaceuticals accomplished the following:

  Strengthened the senior management team with the addition of Charles L. Dimmler, III as CEO, and Stephen Donahue, M.D. as Senior Vice President, Clinical Development, and the promotion of Thomas Barnes, Ph.D. to Senior Vice President, Discovery.
  Completed the sale of its Genomics Assets.
  Changed the name of the company to Ore Pharmaceuticals Inc.
  Established four new drug repositioning and development partnerships with Abbott Laboratories, H. Lundbeck, Merck-Serono, and Solvay.
  Determined through in vivo testing that GL1001, the Company’s proprietary drug candidate, indicates potential efficacy for treatment of IBD and other inflammatory gastrointestinal conditions.
  Initiated evaluation of more than 27 clinical-stage drug candidates for potentially new therapeutic applications.
  Enhanced its corporate governance with the appointment of three new Board Directors: Mark J. Gabrielson, Lloyd I. Miller, III, and David L. Urdal, Ph.D.

Ore Pharmaceuticals is reporting the following results for the fourth quarter and year ended December 31, 2007:

Revenue from Continuing Operations

With the completion of the sale of its Genomics Assets, Ore Pharmaceuticals’ operations now consist of its Drug Repositioning and Development Business and, to a much lesser extent, molecular diagnostics. For historical purposes, results for its Genomics Division will now be classified as a Discontinued Operation.

To date, the Company has not recorded meaningful revenue for the Drug Repositioning and Development business. During the fourth quarter and year ended December 31, 2007, the Company reported revenue from Continuing Operations of $0.7 million and $1.6 million, respectively, predominantly for the pro rata portion of a licensing agreement with H. Lundbeck that was signed in June 2007 and with respect to which payments were received in 2007. Total revenue recorded from such licensing agreement will amount to $3.0 million and is being recognized over a one year service life.

Operating Expenses from Continuing Operations

Operating expenses currently consist of costs for operating our Drug Repositioning and Development business and for further development of the Company’s clinical-stage compound, GL1001, and for Sales, Marketing, and General and Administrative expenses. (See note under “Discontinued Operations,” below).

Fourth quarter of 2007 Research and Development expenses, when compared to the fourth quarter of 2006, increased $0.3 million. Research and Development Expenses for all of 2007 increased $1.9 million over 2006 and include $1.0 million in costs associated with further development efforts for the Company’s clinical-stage compound, GL1001.

Selling, General and Administrative expenses for the fourth quarter and full year 2007 versus the same periods of 2006 declined $0.4 million and $1.1 million, respectively, due to lower employee and facility related costs as a result of the sale of the Genomics Assets and the Preclinical Division.

Discontinued Operations

On December 13, 2008, having received the requisite shareholder approval, the Company completed the sale of its Genomics Assets to Ocimum Biosolutions Ltd. Under the terms of the agreement, the Company received $7 million at closing and a promissory note for an additional $3 million payable 18 months from closing subject to offset in the event of any breaches of certain representations and warranties in the agreement. There were no adjustments to the sale price. Ocimum also assumed the lease obligations for the Company’s 50 West Watkins Mill Road facility, except for 50% of the lease obligations for 2008. In the event of Ocimum’s default, under certain circumstances Ore Pharmaceuticals could be responsible for amounts due under the lease. Ocimum also assumed certain other accrued benefit and vacation liabilities.

Previously, on December 15, 2006, the Company announced the closing of the sale of its Preclinical Division, Gene Logic Laboratories Inc., for a sales price of $15.0 million, including $13.5 million paid at closing and $1.5 million to be held in escrow for 12 months to guarantee certain obligations under the agreement. Of this amount held in escrow, $1.1 million was paid to the Company in December 2007. Except for an amount of less than $0.1 million, the balance was paid to the Company in early 2008.

Both the Genomics Division and the Preclinical Division are now considered to be Discontinued Operations.

Note: Certain expenses that were previously allocated to the Preclinical Division in 2006 and to the Genomics Division in 2006 and 2007 have been re-allocated to our remaining business. These expenses represent costs that the Company has determined will not be eliminated as a result of the sale of the Preclinical Division or the Genomics Assets.

Net Loss

For the fourth quarter of 2007, Ore Pharmaceuticals’ net loss was $8.8 million, or $0.28 per share, compared to a net loss of $5.0 million, or $0.16 per share, for the fourth quarter of 2006. Included in the net loss for the fourth quarter of 2007 are losses of $3.8 million from continuing operations, $1.1 million from discontinued operations and a $3.9 million loss associated with the sale of the Genomics Assets. Included in the net loss for the fourth quarter of 2006 are losses of $4.5 million from continuing operations and $0.5 million from discontinued operations.

For the full year 2007, Ore Pharmaceuticals’ net loss was $34.7 million, or $1.09 per share, compared to a net loss of $54.7 million, or $1.72 per share, for the full year 2006. Included in the net loss for 2007 are losses of $17.8 million from continuing operations, $13.0 million from discontinued operations and a $3.9 million loss associated with the sale of the Genomics Assets. Included in the net loss for 2006 are losses from continuing operations of $18.1 million and $36.6 million from discontinued operations.

Liquidity

As of December 31, 2007, the Company had $32.8 million in combined cash, cash equivalents and marketable securities available-for-sale, compared to $50.1 million as of December 31, 2006. Not including the impact of the sale of the Genomics Assets, the cash burn rate for the first, second, third and fourth quarters was $7.0, $6.4, $5.1 and $3.1 million, respectively.

Conference Call and Webcast

Ore Pharmaceuticals will host a conference call and webcast on February 22, 2008 at 10:00 a.m. Eastern Time to discuss the results for the fourth quarter and full year of 2007. To listen to the live call and be able to ask questions, dial (800)688-0836 or (617)614-4072 and use the passcode 39203680; alternatively, a webcast of the live call will be accessible from the Investors section of the Company’s website at http://www.orepharma.com/investors/confcalls.cfm.

A replay of the call will be available beginning February 22, 2008 through March 7, 2008. To hear the replay, dial (888)286-8010 or (617)801-6888 and use the passcode 85974719. An archived webcast of the conference call will also be available under the Investors section of the Company’s website at www.orepharma.com.

Ore Pharmaceuticals Overview

Gene Logic Inc. is now Ore Pharmaceuticals Inc. With our new name comes a focused commitment to drug repositioning and development. Headquartered in Gaithersburg, Maryland, the Company’s indication discovery technologies are currently applied at its facilities in Cambridge, Massachusetts on behalf of a number of top pharmaceutical companies. These companies have provided compounds that failed in advanced clinical studies for reasons other than safety and that we are seeking to reposition for new indications. Visit us at orepharma.com or call 1-877-ORE-PHRM.

Safe Harbor Statement

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the Company’s ability to identify strategies for making its businesses successful and the impact of such strategies on our business and financial performance and on shareholder value. Forward-looking statements typically include the words “expect,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and similar expressions as they relate to Ore Pharmaceuticals or its management. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including particularly risks and uncertainties that may affect the Company’s operations, financial condition and financial results and that are discussed in detail in the Company’s Annual Report on Form 10-K and our other subsequent filings with the Securities and Exchange Commission. They include, but are not limited to: whether we can identify and obtain rights to sufficient compounds from our partners or other sources to continue to effectively use our drug repositioning platform and whether we are able to identify sufficiently attractive new therapeutic uses for compounds to interest pharmaceutical companies in developing such compounds; whether repositioned compounds are successfully returned to our customers’ pipelines and generate sales, and resulting milestones and royalties for the Company, or whether we acquire repositioned compounds on acceptable terms and are able to derive revenue from these compounds through licensing or otherwise; whether we will be able to begin to generate sufficient new revenue from licensing or other transactions soon enough to support our operations; whether there will be valid claims for indemnification from the buyers of our Genomics assets; whether there will be claims from the landlords of the leased properties we have assigned to buyers of our Genomics assets or our Pre-clinical Division that we would be required to pay as guarantors of such leases; whether we will be able to collect amounts due under the terms of the promissory note from the buyer of our Genomics Assets; whether we will be able to manage our existing cash adequately and whether we will have access to financing on sufficiently favorable terms to maintain our businesses and effect our strategies, including development of repositioned compounds; whether we will be able to recruit and retain qualified personnel for our drug development business; whether we will be able to find a sufficiently attractive strategic option to develop our molecular diagnostics capability that does not require significant use of our financial assets; potential negative effects on our operations and financial results from workforce reductions and the transformation of our business; the possibility of further write-down of the value of certain intangible assets of the Company, and the possibility of delisting from NASDAQ Global Markets, which could have an adverse effect on the value of our stock. Ore Pharmaceuticals Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Ore Pharmaceuticals Inc. Statements of Operations (in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Revenue:
Drug repositioning services	$717	$-	$1,596	$36

Expenses:
Research and development	2,458	2,128	10,260	8,403
Selling, general and administrative	2,494	2,854	11,101	12,167
Total expenses	4,952	4,982	21,361	20,570
Loss from operations	(4,235)	(4,982)	(19,765)	(20,534)
Interest (income), net	(394)	(532)	(1,988)	(2,694)
Write-down of long-term equity investment	-	-	-	275
Net loss from continuing operations	(3,841)	(4,450)	(17,777)	(18,115)
Net loss from discontinued operations	(4,962)	(522)	(16,911)	(36,595)
Net loss	$(8,803)	$(4,972)	$(34,688)	$(54,710)
Basic and diluted net loss per share:
Net loss from continuing operations	$(0.12)	$(0.14)	$(0.56)	$(0.57)
Net loss from discontinued operations	(0.16)	(0.02)	(0.53)	(1.15)
Net loss	$(0.28)	$(0.16)	$(1.09)	$(1.72)
Shares used in computing basic and diluted net loss per share	31,902	31,820	31,875	31,807

Ore Pharmaceuticals Inc. Consolidated Condensed Balance Sheets (in thousands)
	December 31, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$26,323	$25,700
Marketable securities available-for-sale	6,477	24,410
Accounts receivable, net of allowance of $0 and $45 as of December 31, 2007 and 2006, respectively	1,953	3,327
Unbilled services	38	-
Prepaid expenses	910	367
Other current assets	1,147	2,658
Assets of discontinued operations	-	4,555
Total current assets	36,848	61,017
Property and equipment, net	2,101	2,922
Long-term investments	2,964	2,964
Goodwill	554	554
Other intangibles, net	836	355
Other assets	2,676	726
Assets of discontinued operations	-	21,735
Total assets	$45,979	$90,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,120	$3,703
Payable to Bridge Pharmaceuticals	-	1,727
Accrued compensation and employee benefits	2,516	2,080
Other accrued expenses	2,912	3,947
Accrued restructuring costs	-	1,941
Current portion of long-term debt	501	499
Deferred revenue	1,500	-
Liabilities of discontinued operations	-	3,906
Total current liabilities	8,549	17,803
Long-term debt, net of current portion	27	78
Deferred rent	32	79
Liabilities of discontinued operations	-	1,223
Total liabilities	8,608	19,183
Stockholders' equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized; and no shares issued and outstanding as of December 31, 2007 and 2006	-	-
Common stock, $0.1 par value; 60,000,000 shares authorized; 32,242,588 and 31,820,273 shares issued and outstanding as of December 31, 2007 and 2006, respectively	322	318
Additional paid-in capital	387,463	386,530
Accumulated other comprehensive loss	(46)	(78)
Accumulated deficit	(350,368)	(315,680)
Total stockholders' equity	37,371	71,090
Total liabilities and stockholders' equity	$45,979	$90,273

CONTACT:
Ore Pharmaceuticals Inc.
Philip L. Rohrer, Jr. (investors)
Chief Financial Officer
301-361-4400
prohrer@orepharma.com
or
Christopher Culotta (investors and media)
Senior Director, Strategic Communications
240-361-4433
cculotta@orepharma.com